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                                                                     EXHIBIT 21


                SUBSIDIARIES OF THE COLUMBIA GAS SYSTEM, INC.
                           as of December 31, 1993



                                                                                    State of
             Segment / Subsidiary                                                Organization
- ---------------------------------------------------                          -------------------
Oil and Gas Operations
- ----------------------
   Columbia Gas Development Corporation                                      Delaware
   Columbia Natural Resources, Inc.                                          Texas

Transmission Operations
- -----------------------
   Columbia Gas Transmission Corporation                                     Delaware
   Columbia Gulf Transmission Company                                        Delaware
   Columbia LNG Corporation                                                  Delaware

Distribution Operations
- -----------------------
   Columbia Gas of Kentucky, Inc.                                            Kentucky
   Columbia Gas of Maryland, Inc.                                            Delaware
   Columbia Gas of Ohio, Inc.                                                Ohio
   Columbia Gas of Pennsylvania, Inc.                                        Pennsylvania
   Commonwealth Gas Services, Inc.                                           Virginia

Other Energy Operations
- -----------------------
   Columbia Atlantic Trading Corporation                                     Delaware
   Columbia Coal Gasification Corporation                                    Delaware
   Columbia Energy Services Corporation                                      Delaware
   Columbia Gas System Service Corporation                                   Delaware
   Columbia Propane Corporation                                              Delaware
   Commonwealth Propane, Inc.                                                Virginia
   TriStar Ventures Corporation                                              Delaware
   TriStar Capital Corporation                                               Delaware
   TriStar Trading, Inc.                                                     Delaware